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                                                                     EXHIBIT 4.5

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                                DIGITALNET, INC.


                            9% SENIOR NOTES DUE 2010




                                   ----------

                                    INDENTURE

                            Dated as of July 3, 2003

                                   ----------

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     TRUSTEE

                                   ----------


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                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                                       INDENTURE SECTION
---------------                                                                     -----------------
310(a)(1)...............................................................................7.10
   (a)(2)...............................................................................7.10
   (a)(3)...............................................................................N.A.
   (a)(4)...............................................................................N.A.
   (a)(5)...............................................................................7.10
   (b)..................................................................................7.03, 7.10
   (c)..................................................................................N.A.
311(a)..................................................................................7.11
   (b)..................................................................................7.11
   (c)..................................................................................N.A.
312(a)..................................................................................2.06
   (b)..................................................................................12.03
   (c)..................................................................................12.03
313(a)..................................................................................7.06
   (b)(1)...............................................................................N.A.
   (b)(2)...............................................................................7.06, 7.07
   (c)..................................................................................7.06, 12.02
   (d)..................................................................................7.06
314(a)..................................................................................12.05, 4.04
   (b)..................................................................................N.A.
   (c)(1)...............................................................................12.04
   (c)(2)...............................................................................12.04
   (c)(3)...............................................................................N.A.
   (d)..................................................................................N.A.
   (e)..................................................................................12.05
   (f)..................................................................................N.A.
315(a)..................................................................................7.01
   (b)..................................................................................7.05
   (c)..................................................................................7.01
   (d)..................................................................................7.01
   (e)..................................................................................6.11
316(a) (last sentence)..................................................................2.10
   (a)(1)(A)............................................................................6.03
   (a)(1)(B)............................................................................N.A.
   (a)(2)...............................................................................N.A.
   (b)..................................................................................6.07

----------
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

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
   (c)..................................................................................12.14
317(a)(1)...............................................................................6.08
   (a)(2)...............................................................................6.09
   (b)..................................................................................2.05
318(a)..................................................................................12.01
   (b)..................................................................................N.A.
   (c)..................................................................................12.01

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                                TABLE OF CONTENTS

                                                                                             PAGE
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
                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01. Definitions......................................................................1
Section 1.02. Other Definitions...............................................................25
Section 1.03. Incorporation by Reference of Trust Indenture Act...............................26
Section 1.04. Rules of Construction...........................................................26

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01. Form and Dating.................................................................27
Section 2.02. Execution and Authentication....................................................28
Section 2.03. Methods of Receiving Payments on the Notes......................................29
Section 2.04. Registrar and Paying Agent......................................................29
Section 2.05. Paying Agent to Hold Money in Trust.............................................29
Section 2.06. Holder Lists....................................................................30
Section 2.07. Transfer and Exchange...........................................................30
Section 2.08. Replacement Notes...............................................................43
Section 2.09. Outstanding Notes...............................................................43
Section 2.10. Treasury Notes..................................................................44
Section 2.11. Temporary Notes.................................................................44
Section 2.12. Cancellation....................................................................44
Section 2.13. Defaulted Interest..............................................................44
Section 2.14. CUSIP and ISIN Numbers..........................................................45

                                  ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01. Notices to Trustee..............................................................45
Section 3.02. Selection of Notes to Be Redeemed...............................................45
Section 3.03. Notice of Redemption............................................................46
Section 3.04. Effect of Notice of Redemption..................................................47
Section 3.05. Deposit of Redemption Price.....................................................47
Section 3.06. Notes Redeemed in Part..........................................................47
Section 3.07. Optional Redemption.............................................................47
Section 3.08. Repurchase Offers...............................................................48

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
                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01. Payment of Notes................................................................50
Section 4.02. Maintenance of Office or Agency.................................................50
Section 4.03. Reports.........................................................................51
Section 4.04. Compliance Certificate..........................................................51
Section 4.05. Taxes...........................................................................52
Section 4.06. Stay, Extension and Usury Laws..................................................52
Section 4.07. Restricted Payments.............................................................52
Section 4.08. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.......56
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock......................58
Section 4.10. Asset Sales.....................................................................61
Section 4.11. Transactions with Affiliates....................................................63
Section 4.12. Liens...........................................................................65
Section 4.13. [INTENTIONALLY OMITTED..........................................................65
Section 4.14. Offer to Repurchase upon a Change of Control....................................65
Section 4.15. [INTENTIONALLY OMITTED..........................................................66
Section 4.16. Designation of Restricted and Unrestricted Subsidiaries.........................66
Section 4.17. Payments for Consent............................................................67
Section 4.18. Additional Note Guarantees......................................................67
Section 4.19. Sale and Leaseback Transactions.................................................67

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01. Merger, Consolidation or Sale of Assets.........................................68
Section 5.02. Successor Corporation Substituted...............................................69

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default...............................................................69
Section 6.02. Acceleration....................................................................71
Section 6.03. Other Remedies..................................................................71
Section 6.04. Waiver of Past Defaults.........................................................72
Section 6.05. Control by Majority.............................................................72
Section 6.06. Limitation on Suits.............................................................72
Section 6.07. Rights of Holders of Notes to Receive Payment...................................73
Section 6.08. Collection Suit by Trustee......................................................73
Section 6.09. Trustee May File Proofs of Claim................................................73
Section 6.10. Priorities......................................................................74
Section 6.11. Undertaking for Costs...........................................................74

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
                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. Duties of Trustee...............................................................74
Section 7.02. Certain Rights of Trustee.......................................................75
Section 7.03. Individual Rights of Trustee....................................................76
Section 7.04. Trustee's Disclaimer............................................................76
Section 7.05. Notice of Defaults..............................................................77
Section 7.06. Reports by Trustee to Holders of the Notes......................................77
Section 7.07. Compensation and Indemnity......................................................77
Section 7.08. Replacement of Trustee..........................................................78
Section 7.09. Successor Trustee by Merger, Etc................................................79
Section 7.10. Eligibility; Disqualification...................................................79
Section 7.11. Preferential Collection of Claims Against Issuer................................79

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance........................79
Section 8.02. Legal Defeasance and Discharge..................................................80
Section 8.03. Covenant Defeasance.............................................................80
Section 8.04. Conditions to Legal or Covenant Defeasance......................................81
Section 8.05. Deposited Money and Government Securities to Be Held in Trust;
                  Other Miscellaneous Provisions..............................................82
Section 8.06. Repayment to the Issuer.........................................................83
Section 8.07. Reinstatement...................................................................83

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.............................................83
Section 9.02. With Consent of Holders of Notes................................................84
Section 9.03. Compliance with Trust Indenture Act.............................................86
Section 9.04. Revocation and Effect of Consents...............................................86
Section 9.05. Notation on or Exchange of Notes................................................86
Section 9.06. Trustee to Sign Amendments, Etc.................................................86

                                   ARTICLE TEN
                                 NOTE GUARANTEES

Section 10.01. Guarantee......................................................................87
Section 10.02. Limitation on Guarantor Liability..............................................88
Section 10.03. Execution and Delivery of Note Guarantee.......................................88
Section 10.04. Guarantors May Consolidate, Etc., on Certain Terms.............................89
Section 10.05. Release of Subsidiary Guarantor................................................90

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
                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.....................................................91
Section 11.02. Deposited Money and Government Securities to Be Held in Trust;
                      Other Miscellaneous Provisions..........................................92
Section 11.03. Repayment to the Issuer........................................................92

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls...................................................92
Section 12.02. Notices........................................................................92
Section 12.03. Communication by Holders of Notes with Other Holders of Notes..................94
Section 12.04. Certificate and Opinion as to Conditions Precedent.............................94
Section 12.05. Statements Required in Certificate or Opinion..................................94
Section 12.06. Rules by Trustee and Agents....................................................94
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.......95
Section 12.08. Governing Law..................................................................95
Section 12.09. Consent to Jurisdiction........................................................95
Section 12.10. No Adverse Interpretation of Other Agreements..................................95
Section 12.11. Successors.....................................................................95
Section 12.12. Severability...................................................................95
Section 12.13. Counterpart Originals..........................................................96
Section 12.14. Acts of Holders................................................................96
Section 12.15. Benefit of Indenture...........................................................97
Section 12.16. Table of Contents, Headings, Etc...............................................97

                                    EXHIBITS

Exhibit A      FORM OF NOTE

Exhibit B      FORM OF CERTIFICATE OF TRANSFER

Exhibit C      FORM OF CERTIFICATE OF EXCHANGE

Exhibit D      FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
               INVESTOR

Exhibit E      FORM OF NOTATION OF GUARANTEE

Exhibit F      FORM OF SUPPLEMENTAL INDENTURE

               INDENTURE dated as of July 3, 2003 among DigitalNet, Inc., a Delaware corporation (the "ISSUER"), the initial Guarantors (as defined below) listed on the signature pages hereto and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee.

               The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 9% Senior Notes due 2010 to be issued in one or more series as provided in this Indenture. The initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Issuer's obligations hereunder. All things necessary to make this Indenture a valid agreement of the Issuer and the initial Guarantors, in accordance with its terms, have been done.

               The Issuer, the Guarantors and the Trustee (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9% Senior Notes due 2010:

                                   ARTICLE ONE
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  DEFINITIONS.

               "144A GLOBAL NOTE" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

               "ACQUIRED DEBT" means, with respect to any specified Person:

               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

               "ADDITIONAL NOTES" means an unlimited maximum aggregate principal amount of Notes (other than the Notes issued on the date hereof) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

               "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

               "AGENT" means any Registrar, Paying Agent or co-registrar.

               "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

               "ASSET SALE" means:

               (1) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of DigitalNet Holdings and its Subsidiaries or the Issuer and its Restricted Subsidiaries, in each case, taken as a whole, shall be governed by Section 4.14 and/or Section 5.01 and not by
                       Section 4.10; and

               (2) the issuance of Equity Interests by any of the Issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

               Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

               (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $3.0 million;

               (2) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

               (3) an issuance of Equity Interests by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

               (4) the sale, license or lease of equipment, inventory, accounts receivable, intellectual property or other assets in the ordinary course of business;

               (5)     the sale or other disposition of cash or Cash
                       Equivalents;

               (6)     a Restricted Payment that is permitted by Section 4.07;

               (7) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer necessary in the conduct of the business of the Issuer and its Restricted Subsidiaries or property acquired in connection with an acquisition and that is disposed of, in each case, in the ordinary course of business;

               (8) any sales associated with or part of an early termination fee or buyout of the assets owned by the Issuer or any Restricted Subsidiary upon termination of a contract with a third party; and

               (9) sales of assets by the Issuer and its Restricted Subsidiaries consisting of leases and subleases of real property or office space solely to the extent that such real property is not necessary for the normal conduct of operations of the Issuer and its Restricted Subsidiaries.

               "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, as calculated in accordance with GAAP, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

               "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

               "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" shall have a corresponding meaning.

               "BOARD OF DIRECTORS" means:

               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

               (3) with respect to any other Person, the board or committee of such Person serving a similar function.

               "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

               "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

               "BUSINESS DAY" means any day other than a Legal Holiday.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means:

               (1)     in the case of a corporation, corporate stock;

               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH EQUIVALENTS" means:

               (1)     United States dollars;

               (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

               (3) deposit accounts, certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million;

               (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

               (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within nine months after the date of acquisition;

               (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

               (7) in the case of Foreign Subsidiaries, substantially similar instruments to those set forth in clauses (1) through (6) above.

               "CHANGE OF CONTROL" means the occurrence of any of the following:

               (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DigitalNet Holdings and its Subsidiaries or the Issuer and its Restricted Subsidiaries, in each case, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

               (2) the adoption of a plan relating to the liquidation or dissolution of DigitalNet Holdings or the Issuer;

               (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of DigitalNet Holdings or the Issuer;

               (4) the first day on which a majority of the members of the Board of Directors of DigitalNet Holdings or the Issuer are not Continuing Directors; or

               (5) DigitalNet Holdings or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of DigitalNet Holdings or the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of DigitalNet Holdings or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes, directly or indirectly, the Beneficial Owner of more than 50% of the voting power of all classes of Voting Stock of DigitalNet Holdings, the Issuer or such other Person.

               "CLASS B REDEEMABLE CONVERTIBLE PREFERRED STOCK" means the Class B Redeemable Convertible Preferred Stock, $0.01 par value per share, of DigitalNet Holdings.

               "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg (formerly Cedel Bank, societe anonyme), and any successor thereto.

               "CLOSING DATE" means July 3, 2003.

               "COMMODITY PRICE AGREEMENT" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to fix or hedge commodity price risk.

               "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

               (1) provision for taxes based on income or profits (and any franchise, single business, uniform or withholding taxes imposed in lieu of income taxes) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; PLUS

               (2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

               (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; MINUS

               (4) non-cash items increasing such Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice and (b) reversals of prior accruals or reserves for cash expenses previously excluded from Consolidated Cash Flow of the Issuer by reason of clause (3) of this definition, in each case, on a consolidated basis and determined in accordance with GAAP; and AS ADJUSTED

               (5) in the case of the Issuer or any Restricted Subsidiary, to eliminate the revenues and costs of revenues directly attributable to the Discontinued Contracts to the extent included in computing such Consolidated Net

                       Income; PROVIDED, HOWEVER, that to the extent the Discontinued Contract with Lockheed Martin is extended beyond December 31, 2003, the revenues and costs of revenues for the extension period will not be excluded in computing Consolidated Net Income.

               Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed in the nature of a dividend to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

               "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that:

               (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

               (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (except to the extent of the amount of dividends or distributions that have actually been paid to the Issuer or one or more Restricted Subsidiaries not subject to any such restrictions);

               (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

               (4) the cumulative effect of a change in accounting principles shall be excluded;

               (5) the net loss of any Person, other than a Restricted Subsidiary of the Issuer, will be excluded;

               (6) non-cash charges relating to employee benefit or other management compensation plans of the Issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the Issuer or any of its Restricted

                       Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; and

               (7) items classified as extraordinary (as determined in accordance with GAAP) or unusual or nonrecurring losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects, will be excluded.

               "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of DigitalNet Holdings or the Issuer who:

               (1) was a member of such Board of Directors on the date of this Indenture; or

               (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

               "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

               "CREDIT AGREEMENT" means that certain Credit Agreement, to be dated as of the date of this Indenture, by and among DigitalNet Holdings, the Issuer, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders and other agents and other arrangers, if any, named therein providing for up to $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

               "CREDIT FACILITIES" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

               "CURRENCY EXCHANGE AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to fix or hedge currency exchange risk.

               "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

               "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

               "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto, and such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

               "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

               "DGS" means DigitalNet Government Solutions, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Issuer.

               "DIGITALNET HOLDINGS" means DigitalNet Holdings, Inc., a Delaware corporation and the direct parent corporation of the Issuer.

               "DISCONTINUED CONTRACTS" means the Issuer's contract dated as of September 17, 1997 with the U.S. Immigration and Naturalization Service, Facilities Operation Support, and the Issuer's contract dated as of December 31, 1998 with Lockheed Martin in support of the National Aeronautics and Space Administration, Consolidated Space Operations Contract.

               "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

               "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia that is not a Foreign Subsidiary or that guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

               "EQUITY OFFERING" means (1) a registered public offering of common stock (other than Disqualified Stock) of DigitalNet Holdings or the Issuer or (2) a private placement of common stock (other than Disqualified Stock) of DigitalNet Holdings or the Issuer yielding gross proceeds of at least $25.0 million.

               "EQUITY PURCHASE AGREEMENT" means that certain Purchase Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, GTCR Fund VII, L.P., GTCR Co-Invest, L.P., the J. Sunny Bajaj Trust, the Rueben Bajaj Trust, the Bajaj Family Limited Partnership and the Pearlstein Family, LLC.

               "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "EXCHANGE NOTES" means the Notes issued in the Exchange Offer in accordance with Section 2.07(f) hereof.

               "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

               "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

               "EXISTING INDEBTEDNESS" means the aggregate principal amount of Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement, the Credit Agreement dated as of November 26, 2002 among the Issuer, DigitalNet Holdings, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Madison Capital Funding LLC, as Syndication Agent, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Documentation Agent and the other lenders party thereto or the Bridge Loan Agreement dated as of November 26, 2002 by and among the Issuer, DigitalNet Holdings, Banc of America Mezzanine Capital LLC and the other lenders party thereto) in existence on the date of this Indenture, until such amounts are repaid.

               "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

               "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of:

               (1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, and excluding amortization or write-off of debt issuance costs; PLUS

               (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, excluding amortization or write-off of debt issuance costs; PLUS

               (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

               (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

               "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

               In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

               (1) acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but except that Pro Forma Cost Savings may also be taken into account and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

               (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

               "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) is organized under the laws of the United States of America or any state thereof or the District of Columbia but has no material asset other than Capital Stock of one or more Persons described in clause (x) above.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

               "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.07(b), 2.07(d) or 2.07(f) of this Indenture.

               "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

               "GOVERNMENT SECURITIES" means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) and which are not callable or redeemable at the issuer's option.

               "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

               "GUARANTORS" means:

               (1)     DigitalNet Holdings;

               (2) each direct or indirect Domestic Subsidiary of the Issuer; and

               (3) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

               and their respective successors and assigns.

               "GTCR" means GTCR Golder Rauner, L.L.C. and its controlled affiliates.

               "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Commodity Price Agreements and Currency Exchange Agreements.

               "HOLDER" means a Person in whose name a Note is registered.

               "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

               (1)     borrowed money;

               (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

               (3)     banker's acceptances;

               (4)     representing Capital Lease Obligations;

               (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

               (6)     representing any Hedging Obligations;

               if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

               The amount of any Indebtedness outstanding as of any date shall be:

               (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

               "INDENTURE" means this Indenture, as amended or supplemented from time to time.

               "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

               "INITIAL NOTES" means the Notes issued on the date hereof that will be offered and sold by the Issuer pursuant to the Purchase Agreement.

               "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is not also a QIB.

               "INTEREST RATE AGREEMENT" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to fix or hedge interest rates.

               "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 4.07.

               "ISSUER" means DigitalNet, Inc. until a successor replaces it pursuant to Section 5.01 hereof and thereafter means the successor.

               "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

               "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

               "LIQUIDATED DAMAGES" has the meaning provided in the Registration Rights Agreement.

               "NET INCOME" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

               (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without giving effect to clause
                       (1) of the second paragraph of such definition); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

               (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

               "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale or otherwise required by its terms to be repaid as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or escrows or indemnities established in connection with the transaction.

               "NON-RECOURSE DEBT" means Indebtedness:

               (1) as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

               (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

               "NON-U.S. PERSON" means a Person who is not a U.S. Person.

               "NOTE GUARANTEE" means a Guarantee of the Notes pursuant to this Indenture.

               "NOTES" means the 9% Senior Notes due 2010 of the Issuer issued on the date hereof and any Additional Notes, including any Exchange Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

               "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFERING MEMORANDUM" means the offering memorandum of the Issuer for the offering of the Notes, dated June 27, 2003.

               "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

               "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by at least two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of
Section 12.05 hereof.

               "OPINION OF COUNSEL" means a written opinion (subject to customary assumptions and exceptions) from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Issuer or a Guarantor.

               "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

               "PERMITTED BUSINESS" means any business conducted or proposed to be conducted (as described in the Offering Memorandum) by the Issuer and its Restricted Subsidiaries on the date of this Indenture and other businesses reasonably related or ancillary thereto.

               "PERMITTED INVESTMENTS" means:

               (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor;

               (2)     any Investment in cash or Cash Equivalents;

               (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such
                       Investment: (a) such Person becomes a Restricted Subsidiary of the Issuer and a Subsidiary Guarantor; or
                       (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor;

               (4) any Investment made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with Section 4.10;

               (5) any acquisition of assets solely in exchange, directly or indirectly, for the issuance of Equity interests (other than Disqualified Stock) of the Issuer or any direct parent of the Issuer, including, without limitation, DigitalNet Holdings;

               (6) Hedging Obligations not entered into for the purpose of speculation;

               (7) loans and advances to officers, directors or employees of the Issuer or its Restricted Subsidiaries made in the ordinary course of business in an amount that, when taken together with all other loans and advances made pursuant to this clause (7) and then outstanding, does not exceed $2.0 million;

               (8) Investments by the Issuer or its Restricted Subsidiaries received in connection with the bankruptcy or reorganization of, or good faith settlement of accounts or debtor disputes with, customers and suppliers;

               (9) Investments constituting (i) accounts receivable, (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

               (10) Investments by the Issuer and its Restricted Subsidiaries constituting endorsements for collection or deposit in the ordinary course of business;

               (11) Guarantees by the Issuer or any Subsidiary Guarantor of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Issuer under Section 4.09;

               (12) Investments in Foreign Subsidiaries in an aggregate amount at any time outstanding not to exceed $5.0 million pursuant to this clause (12); and

               (13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) since the date of this Indenture, after giving effect to any such Investments that are returned to the Issuer or any Restricted Subsidiary in an amount equal to the lesser of (x) the cash returned and (y) the original amount of such Investment, not to exceed $10.0 million.

               "PERMITTED LIENS" means:

               (1)     Liens to secure Indebtedness permitted by Section
                       4.09(b)(i);

               (2)     Liens in favor of the Issuer or any Restricted
                       Subsidiary;

               (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Restricted Subsidiary;

               (4) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or the Restricted Subsidiary;

               (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iv) covering only the assets acquired, constructed or improved with such Indebtedness, PROVIDED that with respect to purchase money indebtedness the principal amount of the purchase money indebtedness secured thereby does not exceed 100% of the cost of such asset;

               (6) Liens existing on the date of this Indenture and any renewals or extensions thereof, PROVIDED, that such renewals or extensions: (a) are no less favorable in any material respect to the Holders of Notes and are not more favorable in any material respect to the lienholders with respect to such Liens being renewed or extended; and (b) do not extend to any property or assets other than the property or assets that are the subject of the Lien being renewed or extended;

               (7) Liens for taxes, assessments or governmental charges or levies on the property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

               (8) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

               (9) Liens on the property of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds, contractual arrangements with landlords or suppliers or other obligations of a like nature and incurred in a manner consistent with prudent practice, in each case, which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

               (10) pledges or deposits by the Issuer or any Restricted Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

               (11) easements, building restrictions or rights of others for licenses, rights of way, sewers, electric lines, telegraph and telephone lines and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

               (12) any interest or title of a lessor, sublicensor or licensor under any lease or license entered into in the ordinary course of business and covering only the assets so leased or licensed;

               (13) Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments;

               (14) Liens in favor of governmental bodies to secure, advance or progress payments pursuant to any contract or statute;

               (15) rights of set-off or banker's Liens and Liens securing Hedging Obligations that are permitted by this Indenture;

               (16) Liens on property of a Foreign Subsidiary securing Indebtedness permitted by Section 4.09; and

               (17) Liens arising from precautionary UCC financing statements regarding operating leases or consignments, which are not incurred in connection with the borrowing of money.

               "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); PROVIDED that:

               (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith);

               (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

               "PRINCIPALS" means GTCR and Ken S. Bajaj, Jack Pearlstein and Steven L. Hanau and, with respect to each such individual, members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Issuer's or DigitalNet Holdings' Capital Stock Beneficially Owned by any of the foregoing have been transferred.

               "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

               "PROFESSIONAL SERVICES AGREEMENT" means the Professional Services Agreement dated as of September 7, 2001 between GTCR Golder Rauner, L.L.C. and the Issuer.

               "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in costs and related adjustments associated with the acquisition of a business that are attributable to that period and that (i) are calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and applied on the date of this Indenture or (ii) have actually been implemented by the business that was the subject of the acquisition within six months of the date of the acquisition and prior to the Calculation Date and that are supportable and quantifiable by the underlying accounting records of such business and are set forth in an officers' certificate, as if, in the case of each of clauses (i) and (ii), such reductions in costs and related adjustments had been effected as of the beginning of such period.

               "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of June 27, 2003, by and among the Issuer, DigitalNet Holdings, DGS and the initial purchasers named on Schedule A thereof.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

               "REGULATION S" means Regulation S promulgated under the Securities Act.

               "REGULATION S GLOBAL NOTE" means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

               "REGULATION S PERMANENT GLOBAL NOTE" means a permanent Global
Note in the form of Exhibit A hereto bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

               "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary Global
Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

               "RELATED PARTY" means:

               (1) any controlling stockholder, partner, member, majority (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

               (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons directly or indirectly beneficially holding a majority interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

               "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

               "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

               "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

               "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

               "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

               "RULE 144" means Rule 144 promulgated under the Securities Act.

               "RULE 144A" means Rule 144A promulgated under the Securities Act.

               "RULE 903" means Rule 903 promulgated under the Securities Act.

               "RULE 904" means Rule 904 promulgated the Securities Act.

               "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

               "SEC" means the Securities and Exchange Commission.

               "SECURITIES ACT" means the Securities Act of 1933, as amended.

               "SENIOR MANAGEMENT AGREEMENTS" means (1) the Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, the Issuer, and Ken S. Bajaj, (2) the Senior Management Agreement, made as of September 7, 2001, by and among DigitalNet Holdings, the Issuer, and Jack Pearlstein, (3) the Amended and Restated Senior Management Agreement, made as of January 23, 2003, among DigitalNet Holdings, the Issuer, DGS, and Steven Hanau, and (4) the Senior Management Agreement, made as of February 15, 2002, by and among DigitalNet Holdings, the Issuer, and Steve Solomon.

               "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

               "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the date of this Indenture.

               "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

               "SUBORDINATED OBLIGATION" means any Indebtedness of the Issuer or any Subsidiary Guarantor (whether outstanding on the date of this Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

               "SUBSIDIARY" means, with respect to any specified Person:

               (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

               (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "SUBSIDIARY GUARANTOR" means DGS and each other direct or indirect Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture; and its respective successors and assigns.

               "TIA" means the Trust Indenture Act of 1939, as in effect on the date on which this Indenture is qualified under the TIA.

               "TRUSTEE" means Wells Fargo Bank Minnesota, National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

               "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

               "UNRESTRICTED GLOBAL NOTE" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

               "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

               (1)     has no Indebtedness other than Non-Recourse Debt;

               (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable, taken as a whole in any material respect, to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

               (3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

               (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

               Any designation of a Restricted Subsidiary of the Issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer shall be in default of such covenant.

               "UNSUBORDINATED INDEBTEDNESS" of a Person means any Indebtedness of such Person, unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium or interest to any other Indebtedness of such Person.

               "U.S. DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in the Wall Street Journal on the date that is two Business Days prior to such determination.

               "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

               "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

               (2) the then outstanding principal amount of such Indebtedness.

               "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  OTHER DEFINITIONS.

                                                                                         DEFINED
                                                                                           IN
        TERM                                                                             SECTION
        ----                                                                             -------
        "AFFILIATE TRANSACTION"....................................................        4.11
        "ASSET SALE OFFER".........................................................        4.10
        "AUTHENTICATION ORDER".....................................................        2.02
        "CHANGE OF CONTROL OFFER"..................................................        4.14
        "CHANGE OF CONTROL PAYMENT"................................................        4.14
        "CHANGE OF CONTROL PAYMENT DATE"...........................................        4.14
        "COVENANT DEFEASANCE"......................................................        8.03
        "DTC"......................................................................        2.01
        "EVENT OF DEFAULT".........................................................        6.01
        "EXCESS PROCEEDS"..........................................................        4.10
        "LEGAL DEFEASANCE".........................................................        8.02
        "OFFER AMOUNT".............................................................        3.08
        "OFFER PERIOD".............................................................        3.08
        "OFFSHORE TRANSACTION".....................................................        2.07
        "PAYING AGENT".............................................................        2.04
        "PAYMENT DEFAULT"..........................................................        6.01
        "PERMITTED DEBT"...........................................................        4.09
        "PURCHASE DATE"............................................................        3.08
        "REGISTRAR"................................................................        2.04

                                                                                         DEFINED
                                                                                            IN
        TERM                                                                             SECTION
        ----                                                                             -------
        "RELATED PROCEEDINGS"......................................................       12.09
        "REPURCHASE OFFER".........................................................        3.08
        "RESTRICTED PAYMENTS"......................................................        4.07
        "SPECIFIED COURTS".........................................................       12.09

Section 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

               The following TIA terms used in this Indenture have the following meanings:

               "INDENTURE SECURITIES" means the Notes;

               "INDENTURE SECURITY HOLDER" means a Holder of a Note;

               "INDENTURE TO BE QUALIFIED" means this Indenture;

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

               "OBLIGOR" on the Notes means the Issuer and any successor obligor upon the Notes.

               All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  RULES OF CONSTRUCTION.

               (a)     Unless the context otherwise requires:

               (i)     a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (iii)   all references to the Notes includes the Additional
     Notes;

               (iv) words in the singular include the plural, and in the plural include the singular; and

               (v) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE TWO
                                    THE NOTES

Section 2.01.  FORM AND DATING.

               (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered, global form without interest coupons and only shall be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

               The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

               (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (and shall include the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof. The Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

               The Initial Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons in reliance on Regulation S. Initial Notes may thereafter be transferred subject to the restrictions on transfer set forth herein.

               (c) REGULATION S GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note, pursuant to the Applicable Procedures and then only upon a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note to be exchanged for the Regulation S Permanent Global Note. Owners of beneficial interests in the Regulation S Temporary Global Note may also take delivery in the form of Definitive Notes or beneficial interests in the 144A Global Note, upon (i) certification in form reasonable satisfactory to the Trustee that such interests are being acquired pursuant to an exemption from Registration under the Securities Act and (ii) after the expiration of the Restricted Period.

               Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

               (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Bank" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.  EXECUTION AND AUTHENTICATION.

               Two Officers of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

               If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

               A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Issuer may, subject to compliance with Section 4.09 of this Indenture and applicable law, issue Additional Notes under this Indenture, including Exchange Notes. The Notes issued on the Closing Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

               The Trustee shall, upon a written order of the Issuer signed by two Officers of the Issuer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue on the date hereof of $125.0 million. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of an Authentication Order, authenticate Notes for original issue in aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

               The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.  METHODS OF RECEIVING PAYMENTS ON THE NOTES.

               If a Holder of at least $1,000,000 in principal amount of Definitive Notes has given wire transfer instructions to the Trustee or the Paying Agent by written notice designating an account not less than 30 days prior to the relevant due date for payment (or such lesser time as the Trustee may accept in its sole discretion), the Issuer shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.04.  REGISTRAR AND PAYING AGENT.

               (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

               (b) The Issuer initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

               (c) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

               The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of its Subsidiaries) shall have no further liability for the money. If the Issuer or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.  HOLDER LISTS.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.07.  TRANSFER AND EXCHANGE.

               (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

                       (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

                       (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

                       (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes;

PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

               Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Any Definitive Note issued in exchange for a Restricted Global Note pursuant to this Section 2.07(a) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in

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this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (d) or (f) hereof.

               (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) unless certification is provided in form reasonable satisfactory to the Trustee that such interests are being acquired pursuant to an exemption from Registration under the Securities Act. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

               (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either

                       (A)  both:

                              (1) a written order from a Participant or an
                       Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and

                              (2) instructions given in accordance with the
                       Applicable Procedures containing information regarding the Participant account to be credited with such increase;

                       PROVIDED that in no event shall a beneficial interests in the Regulation S Temporary Global Note be transferred or exchanged for beneficial interests in another Global Note prior to (A) the expiration of the

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

                       Restricted Period and (B) the receipt by the Trustee of a certificate in the form of Exhibit B or Exhibit C hereto; or

                       (B)  both:

                              (1) a written order from a Participant or an
                       Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, and

                              (2) instructions given by the Depositary to the
                       Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

                       PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

               Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.07(i) hereof.

               (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note (other than the Regulation S Temporary Global Note during the Restricted Period) may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

                       (A) if the transferee shall take delivery in the form of
               a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                       (B) if the transferee shall take delivery in the form of
               a beneficial interest in a Regulation S Temporary Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

               (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any

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

          Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                              (1) if the Holder of such beneficial interest in a
                       Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                              (2) if the Holder of such beneficial interest in a
                       Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               If any such transfer is effected pursuant to subparagraph (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

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

               Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

               (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the Holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                       (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                       (C) if such beneficial interest is being transferred to
               an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than that listed in subparagraph (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(b) thereof, if applicable; or

                       (D) if such beneficial interest is being transferred to
               the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof,

          the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
          Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding the above Section 2.07(c)(i), a beneficial interest in the

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

          Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

               (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule
               144) of the Issuer;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                              (1) if the Holder of such beneficial interest in a
                       Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the Holder of such beneficial interest in a
                       Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any Holder of a beneficial interest in an Unrestricted Global Note

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

          proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iii) shall not bear the Private Placement Legend.

               (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

               (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                       (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                       (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                       (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

               (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a

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

          Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                       (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) such transfer is effected by a Broker-Dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                              (1) if the Holder of such Definitive Notes
                       proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                              (2) if the Holder of such Definitive Notes
                       proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
          (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

               (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

               (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                       (A) if the transfer shall be made pursuant to Rule 144A
               under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                       (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                       (C) if the transfer shall be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                       (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Person participating in the distribution of the Exchange Notes or (2) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

                       (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                       (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                       (D) the Registrar receives the following:

                              (1) if the Holder of such Restricted Definitive
                       Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                              (2) if the Holder of such Restricted Definitive
                       Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

               (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not participating in a distribution of the Exchange Notes and (y) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

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

               (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) PRIVATE PLACEMENT LEGEND. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                       "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN
               A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT:

                              (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR
                       OTHERWISE TRANSFERRED, ONLY

                                    (i) (a) TO A PERSON WHOM THE SELLER
                                  REASONABLY BELIEVES IS A QUALIFIED
                                  INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A
                                  UNDER THE SECURITIES ACT) IN A TRANSACTION
                                  MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF
                                  THE SECURITIES ACT (AN "INSTITUTIONAL
                                  ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH
                                  TRANSFER, FURNISHES THE TRUSTEE A SIGNED
                                  LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (e) IN ACCORDANCE WITH

                                  ANOTHER EXEMPTION FROM THE REGISTRATION
                                  REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS),

                                  (ii)  TO THE ISSUER, OR

                                  (iii) PURSUANT TO AN EFFECTIVE REGISTRATION
                                  STATEMENT AND, IN EACH CASE, IN ACCORDANCE
                                  WITH ANY APPLICABLE SECURITIES LAWS OF ANY
                                  STATE OF THE UNITED STATES OR ANY OTHER
                                  APPLICABLE JURISDICTION AND

                              (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
                       REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii),
          (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

               THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
               SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

               (iii)   REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The
          Regulation S Temporary Global Note will bear a legend in substantially the following form:

               "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES

               GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN)."

               (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               (i)     GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

               (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order or at the Registrar's request.

               (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.08, 4.10,
          4.14 and 9.05 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 2.08.  REPLACEMENT NOTES.

               (a) If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note. If such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Issuer may in its discretion pay such Note instead of replacing such Note.

               (b) Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.  OUTSTANDING NOTES.

               (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

               (b) If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

               (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

               (d) If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.  TREASURY NOTES.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.11.  TEMPORARY NOTES.

               (a) Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

               (b) Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12.  CANCELLATION.

               The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.  DEFAULTED INTEREST.

               If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date or on the original record date, at the option of the Issuer, in each case at the rate provided in the Notes and in
Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.  CUSIP AND ISIN NUMBERS.

               The Issuer in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

                                  ARTICLE THREE
                            REDEMPTION AND OFFERS TO
                                    PURCHASE

Section 3.01.  NOTICES TO TRUSTEE.

               If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  SELECTION OF NOTES TO BE REDEEMED.

               (a) If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

               (b) The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. No Notes in amounts of $1,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  NOTICE OF REDEMPTION.

               (a) At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

               The notice shall identify the Notes to be redeemed and shall state:

               (i)     the redemption date;

               (ii)    the redemption price;

               (iii) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

               (iv)    the name and address of the Paying Agent;

               (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

               (vi) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

               (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

               (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

               (b) At the Issuer's request (which may be revoked at any time prior to the time at which the Trustee shall have given notice to the Holders), the Trustee shall give the notice of redemption in the Issuer's name and at its expense; PROVIDED, HOWEVER, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such lesser time as the Trustee may accept in its sole discretion), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice.

Section 3.04.  EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  DEPOSIT OF REDEMPTION PRICE.

               (a) Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

               (b) If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  NOTES REDEEMED IN PART.

               Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $1,000 or less shall be redeemed in part.

Section 3.07.  OPTIONAL REDEMPTION.

               (a) Except as set forth in clause (b) of this Section 3.07, the Issuer shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to July 15, 2007. Thereafter, the Issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related interest payment date):

               YEAR                                PERCENTAGE
               ----                                ----------
               2007..............................    104.50%
               2008..............................    102.25%
               2009 and thereafter...............    100.00%

               (b) At any time prior to July 15, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of Notes originally issued hereunder (calculated giving effect to any issuance of Additional Notes) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Issuer; PROVIDED that (A) at least 65% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Issuer and its Subsidiaries; and (B) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

               (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  REPURCHASE OFFERS.

               In the event that, pursuant to Section 4.10 or 4.14 hereof, the Issuer shall be required to commence an offer to all Holders to purchase their respective Notes (a "REPURCHASE OFFER"), it shall follow the procedures specified in such Sections and, to the extent not inconsistent therewith, the procedures specified below.

               The Repurchase Offer shall remain open for a period of no less than 30 days and no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than three Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.14 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

               If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

               Upon the commencement of a Repurchase Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

               (i)     that the Repurchase Offer is being made pursuant to this
          Section 3.08 and Section 4.10 or Section 4.14 hereof, and the length of time the Repurchase Offer shall remain open;

               (ii)    the Offer Amount, the purchase price and the Purchase
          Date;

               (iii) that any Note not tendered or accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

               (iv) that, unless the Issuer defaults in making such payment, any Note (or portion thereof) accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

               (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

               (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (viii) that, if the aggregate amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

               On the Purchase Date, the Issuer shall, to the extent lawful, subject in the case of a Repurchase Offer made pursuant to Section 4.10 to the provisions of Section 4.10, accept for payment on a pro rata basis to the extent necessary, the Offer Amount of Notes (or portions thereof) tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuer in accordance with the terms of this Section 3.08. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of Notes tendered by such Holder, as the case may be, and accepted by the Issuer for purchase, and the Issuer, shall promptly issue a new Note. The Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the respective Holder thereof. The Issuer shall publicly announce the results of the Repurchase Offer on the Purchase Date.

               The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with each repurchase of the Notes pursuant to a Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 4.10 or
4.14 of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.08, 4.10 or 4.14 by virtue of such conflict.

                                  ARTICLE FOUR
                                    COVENANTS

Section 4.01.  PAYMENT OF NOTES.

               (a) The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or one of its Subsidiaries, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

               (b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

               (a) The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               (c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with
Section 2.04 of this Indenture.

Section 4.03.  REPORTS.

               (a) Whether or not required by the SEC, so long as any Notes are outstanding, DigitalNet Holdings or the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if DigitalNet Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by DigitalNet Holdings' certified independent accountants; and

               (ii) all current reports that would be required to be filed with the SEC on Form 8-K if DigitalNet Holdings were required to file such reports.

               (b) In addition, after consummation of the Exchange Offer, whether or not required by the SEC, DigitalNet Holdings or the Issuer will file a copy of all of the information and reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, DigitalNet Holdings, the Issuer and the Subsidiary Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  COMPLIANCE CERTIFICATE.

               (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing

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such certificate, that to the best of his or her knowledge, the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

               (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.  TAXES.

               The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, any taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Issuer.

Section 4.06.  STAY, EXTENSION AND USURY LAWS.

               The Issuer and each of the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  RESTRICTED PAYMENTS.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or to the Issuer or a Restricted Subsidiary of the Issuer;

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               (ii)    purchase, redeem or otherwise acquire or retire for value
          (including, without limitation, in connection with any merger or consolidation involving the Issuer) (a) any Equity Interests of the Issuer, (b) any Equity Interests of any direct or indirect parent of the Issuer (including, without limitation, DigitalNet Holdings) or (c) any Equity Interests of any Subsidiary of the Issuer (other than Equity Interests of a Restricted Subsidiary);

               (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except (a) a payment of interest or principal at the Stated Maturity thereof or (b) a purchase or other acquisition for value in anticipation of satisfying a scheduled maturity, sinking fund or amortization obligation or principal repayment obligation, in each case, due within one year of the date of such purchase or other acquisition; or

               (iv) make any Restricted Investment (all such payments and other actions set forth in Sections 4.07(a)(i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"),

unless, at the time of and after giving effect to such Restricted Payment:

                       (A) no Default or Event of Default shall have occurred
               and be continuing or would occur as a consequence thereof; and

                       (B) the Issuer would, at the time of such Restricted
               Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

                       (C) such Restricted Payment, together with the aggregate
               amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by Sections (ii), (iii),
               (iv), (vi), (vii), (viii) and (x) of Section 4.07(b) below), is less than the sum, without duplication, of:

                              (1) 50% of the Consolidated Net Income of the
                       Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Notes are issued to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); PLUS

                              (2) 100% of the aggregate net cash proceeds
                       received by the Issuer since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt

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                       securities of the Issuer that have been converted into or
                       exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); PLUS

                              (3) to the extent that any Restricted Investment
                       that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; PLUS

                              (4) if an Unrestricted Subsidiary of the Issuer is
                       redesignated as a Restricted Subsidiary, an amount equal to the lesser of (i) the portion (proportionate to the Issuer's equity interest in such Person) of the fair market value of the net assets of such Person at the time such Person is designated a Restricted Subsidiary of the Issuer and (ii) the amount of Restricted Investments previously made by the Issuer or any Restricted Subsidiary of the Issuer in such Person; PLUS

                              (5) the amount of any prior Restricted Investment
                       consisting of a Guarantee entered into by the Issuer or any Restricted Subsidiary of the Issuer if at the time such Guarantee is released neither the Issuer nor such Restricted Subsidiary has made any payment on such Guarantee.

               (b)     Section 4.07(a) will not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

               (ii) so long as no Default has occurred and is continuing, the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Issuer or any Subsidiary Guarantor or of any Equity Interests of the Issuer in exchange for, or out of the net cash proceeds of the sale within 30 days (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from
          Section 4.07(a)(C) (2);

               (iii) so long as no Default has occurred and is continuing, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Issuer or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (iv) the payment of any dividend or other distribution in the nature of a dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

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               (v)     so long as no Default has occurred and is continuing,
          the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer (or the payment of dividends to any direct parent of the Issuer, including, without limitation, DigitalNet Holdings, to be used solely for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any direct parent of the Issuer, including, without limitation, DigitalNet Holdings), in each case, held by any current or former employee, officer, director or consultant of the Issuer or any Restricted Subsidiary of the Issuer or any director or former director of any direct parent of the Issuer, including, without limitation, DigitalNet Holdings, pursuant to any management equity subscription agreement, stock option, restricted stock or similar plans or other agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.5 million in any calendar year; PROVIDED, HOWEVER, that the Issuer and its Restricted Subsidiaries may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year pursuant to this Section 4.07(b)(v), the amount of such purchases, acquisitions, redemptions or retirements for value permitted to have been made pursuant to this Section 4.07(b)(v) but not made in any preceding calendar year up to a maximum of $7.5 million in any calendar year pursuant to this Section 4.07(b)(v);

               (vi) so long as no Default has occurred and is continuing, dividends or other distributions to DigitalNet Holdings so that DigitalNet Holdings may repurchase shares of Class B Redeemable Convertible Preferred Stock at a purchase price not to exceed the liquidation preference thereof in one or more transactions; PROVIDED, HOWEVER, that at the time of any such dividend and the related repurchase the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such repurchase would have been not less than 3.5 to 1, determined on a pro forma basis, as if such dividend, the related repurchase and any incurrence of Indebtedness related to such repurchase had occurred at the beginning of such four-quarter period;

               (vii) dividends to any direct parent of the Issuer, including, without limitation, DigitalNet Holdings, so that DigitalNet Holdings may (a) pay corporate operating (including, without limitation, directors fees and expenses and indemnification payments to directors) and overhead expenses in the ordinary course of business related to the Issuer and its Subsidiaries, such amount not to exceed $750,000 in any fiscal year of the Issuer, (b) pay the cost of directors' and officers' insurance and the costs incurred in connection with any financing, the proceeds of which are or are intended to be contributed to the Issuer or a Restricted Subsidiary, and (c) pay any taxes which are due and payable in the ordinary course of business by DigitalNet Holdings as part of the consolidated group consisting of DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that is the direct parent of the Issuer, the Issuer and the Issuer's Subsidiaries;

               (viii) repurchases of Equity Interests deemed to occur upon exercise of options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

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               (ix)    the making of cash payments in lieu of the issuance of
          fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct parent of the Issuer, including, without limitation, DigitalNet Holdings; and

               (x) so long as no Default has occurred and is continuing, Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this Section 4.07(b)(x), does not exceed $5.0 million.

               The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Issuer's Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, concurrently with each Restricted Payment, the Issuer shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment in excess of $2.5 million, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

Section 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                       (i) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

                       (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to any Restricted Subsidiary to other Indebtedness incurred by any Restricted Subsidiary, or the waiver or deferral of the rights of a Guarantor to reimbursement, indemnity, subrogation or similar rights, shall not be deemed a restriction on the ability to make loans or advances); or

                       (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

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               (b)     However, the preceding restrictions will not apply to
encumbrances or restrictions existing under or by reason of:

                       (i) Existing Indebtedness or the Credit Facilities, in each case, as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in such Existing Indebtedness or the Credit Facilities, as in effect on the date of this Indenture;

                       (ii)   this Indenture, the Notes and the Note Guarantees;

                       (iii) applicable law or any regulation or order required by any governmental authority or any contracts with customers entered into in the ordinary course of business that impose restrictions of the nature described in Section 4.08(a)(iii);

                       (iv)   any instrument or agreement governing
               Indebtedness, Capital Stock or assets of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired, PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                       (v) customary non-assignment provisions in leases entered into in the ordinary course of business;

                       (vi) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(iii);

                       (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or any agreement for the sale or other disposition of any property or assets that restricts the sale or other disposition of such property or assets pending such sale or other disposition;

                       (viii) Permitted Refinancing Indebtedness, PROVIDED that
               the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                       (ix) Permitted Liens that impose encumbrances or restrictions of the nature described in Section 4.08(a)(iii);

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                       (x)    restrictions imposed by customary provisions in
               joint venture agreements that restrict the transfer of the interest in the joint venture;

                       (xi) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies under contracts entered into in the ordinary course of business;

                       (xii) customary restrictions imposed on the transfer and assignment of intellectual property; and

                       (xiii) encumbrances or restrictions contained in any
               Indebtedness incurred by a Foreign Subsidiary that apply only to such Foreign Subsidiary.

Section 4.09.  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and the Issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; PROVIDED, HOWEVER, that the Issuer and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

               (b) Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "PERMITTED DEBT"):

                       (i) the incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness under Credit Facilities (and the incurrence by the Subsidiary Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of
               (a) $60.0 million and (b) 90% (or such applicable lower percentage or percentages specified in the relevant Credit Facilities in effect from time to time pursuant to this Section 4.09(b)(i) with respect to specified categories of accounts receivable) of the consolidated book value of the accounts receivable of the Issuer and the Subsidiary Guarantors as set forth on the most recent available quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in conformity with GAAP;

                       (ii) the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

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                       (iii)  the incurrence by the Issuer and the Subsidiary
               Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

                       (iv) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Issuer or such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this 4.09(b)(iv), not to exceed $15.0 million at any time outstanding;

                       (v) the incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or Section 4.09(b)(ii), (iii), (iv), (v), (xii) or
               (xiii);

                       (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

                              (A) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

                              (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.09(b)(vi);

                       (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for non-speculative purposes, including for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange rate risk or commodity price risk and not for speculative purposes; PROVIDED that Hedging Obligations for the purpose of fixing or hedging interest rate risk must relate to Indebtedness that is permitted by the terms of this Indenture to be outstanding;

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                       (viii) the guarantee by the Issuer or any Subsidiary
               Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by this Section 4.09;

                       (ix) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of letters of credit, performance, bid, appeal and surety or similar bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or pursuant to workers' compensation claims or self-insurance obligations and not in connection with the borrowing of money;

                       (x) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness arising from agreements of the Issuer or such Subsidiary providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, including letters of credit or bonds backing-up any such obligation, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests by the Issuer or a Restricted Subsidiary, other than Guarantees of Indebtedness of any other Person acquiring all or any portion of such business, assets or Equity Interests incurred for the purpose of financing any portion of such acquisition; PROVIDED that in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

                       (xi) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; PROVIDED that such Indebtedness is extinguished within five Business Days of its incurrence;

                       (xii) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this Section 4.09(b)(xii), not to exceed $10.0 million; PROVIDED, that at the time of incurrence, the Issuer could incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

                       (xiii) the incurrence by the Issuer or any Subsidiary
               Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this Section 4.09(b)(xiii), not to exceed $10.0 million.

               Notwithstanding anything to the contrary contained in this
Section 4.09, (a) the Issuer shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance

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any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guarantee, as the case may be, to at least the same extent as such Subordinated Obligations and (b) the Issuer shall not permit any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor to incur any Indebtedness pursuant to this Section 4.09 if the proceeds thereof are used, directly or indirectly, to Refinance any Indebtedness of the Issuer or any Subsidiary Guarantor.

               For purposes of determining compliance with this Section 4.09, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.09(b)(i) through
(xiii), or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities incurred or outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(i).

               The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness of the Issuer or any Restricted Subsidiary in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Issuer as accrued.

               For the purposes of determining compliance with any restriction on the incurrence of Indebtedness where Indebtedness is denominated in a currency other than U.S. dollars, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of such determination; PROVIDED, HOWEVER, that if any such Indebtedness that is denominated in a different currency is subject to a Currency Exchange Agreement with respect to U.S. dollars covering principal amounts payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be adjusted to take into account the effect of such an agreement. The principal amount of any Indebtedness incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced determined on the date such Indebtedness being Refinanced was initially incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount that the Issuer or a Restricted Subsidiary of the Issuer may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.10.  ASSET SALES.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                       (i) the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,

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                       (ii)   such fair market value is determined by the
               Issuer's Board of Directors and evidenced by a resolution of such Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                       (iii) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this Section 4.10(a)(iii), each of the following shall be deemed to be cash:

                              (A) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are either (i) assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases the Issuer or such Restricted Subsidiary from further liability or (ii) in respect of which the Issuer and any Restricted Subsidiary are otherwise released from further liability by operation of law; and

                              (B) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously or within 90 days converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

               Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may exchange property or assets held by any of them for property or assets held by any other Person (or Capital Stock of a Person (a) whose assets are of a type that would satisfy Section 4.10(b)(iv) and (b) would be a Restricted Subsidiary of the Issuer immediately following the exchange); PROVIDED that (i) the assets received by the Issuer or a Restricted Subsidiary of the Issuer in any such exchange in the good faith reasonable judgment of the Issuer's Board of Directors will immediately constitute, be a part of, or be used in a Permitted Business by the Issuer or its Restricted Subsidiaries, (ii) the Issuer's Board of Directors has determined that the terms of any such exchange are fair and reasonable and (iii) any cash or Cash Equivalents received by the Issuer or any Restricted Subsidiary of the Issuer in any such exchange will be treated as Net Proceeds from an Asset Sale and applied in accordance with this Section 4.10.

               (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply such Net Proceeds at its option:

                       (i) to repay Indebtedness under (x) the Credit Facilities or (y) Unsubordinated Indebtedness of the Issuer or any Restricted Subsidiary secured by such assets or (z) Indebtedness of a Foreign Subsidiary which is a non-Guarantor Restricted Subsidiary from the proceeds of an Asset Sale by such Foreign Subsidiary;

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                       (ii)   to acquire all or substantially all of the assets
               of, or a majority of the Voting Stock of, another Permitted Business;

                       (iii) to make a capital expenditure in or that is used or useful in a Permitted Business; or

                       (iv) to acquire other long-term assets in or that are used or useful in a Permitted Business.

               Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

               (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will make an offer (an "ASSET SALE OFFER") using the procedures set forth in Section
3.08 to all Holders of Notes and all holders of other Indebtedness that is PARI PASSU with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount (or 100% of the accreted value thereof, in the case of Indebtedness sold at a discount, as the case may be) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and the aggregate principal amount (or accreted value, as applicable) of such other PARI PASSU Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and the aggregate principal amount (or accreted value, as applicable) of such other PARI PASSU Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  TRANSACTIONS WITH AFFILIATES.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION"), unless:

                       (i) such Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

                       (ii)   the Issuer delivers to the Trustee:

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                              (A)    with respect to any Affiliate Transaction
                       or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

                              (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

               (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

                       (i) transactions between or among the Issuer and/or its Restricted Subsidiaries;

                       (ii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Issuer and the provision and payment of customary indemnification to directors and officers of the Issuer;

                       (iii) Restricted Payments that are permitted by the provisions of Section 4.07;

                       (iv) payments to GTCR pursuant to the Professional Services Agreement, as in effect on the date of this Indenture, or any amendment, modification or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the Notes in any respect);

                       (v) transactions pursuant to the Senior Management Agreements or Equity Purchase Agreement, in each case, as in effect on the date of this Indenture;

                       (vi) loans and advances to officers, directors or employees of the Issuer or its Restricted Subsidiaries made in the ordinary course of business in an amount that, when taken together with all other loans and advances made pursuant to this
               Section 4.11(b)(vi) and then outstanding, does not exceed $2.5 million;

                       (vii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Issuer's Board of Directors;

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                       (viii) any employment agreement or other employee
               compensation arrangements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

                       (ix) tax sharing agreements among the Issuer and its Restricted Subsidiaries;

                       (x) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer or any of its Restricted Subsidiaries owns Capital Stock in such Person;

                       (xi) any sale or issuance of Capital Stock (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer or its Restricted Subsidiaries; and

                       (xii) transactions effected pursuant to any agreement described in the section of the Offering Memorandum entitled "Certain Relationships and Related Transactions" as the same are in effect on the date of this Indenture or any amendment, modification or replacement to such agreement (so long as the amendment, modification or replacement is not disadvantageous to the Holders of the Notes in any respect).

Section 4.12.  LIENS.

               The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness or Attributable Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.13.  [INTENTIONALLY OMITTED]

Section 4.14.  OFFER TO REPURCHASE UPON A CHANGE OF CONTROL.

               (a) If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to an offer by the Issuer (a "CHANGE OF CONTROL OFFER") at an offer price (a "CHANGE OF CONTROL PAYMENT") in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase; PROVIDED, HOWEVER, that notwithstanding the occurrence of a Change of Control, the Issuer will not be obligated to offer to purchase or purchase the Notes pursuant to this Section 4.14 if, prior to the time that the Issuer would be required to offer to purchase the Notes as a result of such Change of Control, the Issuer has mailed the requisite irrevocable notice to redeem all the outstanding Notes pursuant to Section 3.03 and redeems all the Notes in accordance with such notice. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on a date (the "CHANGE OF CONTROL PAYMENT DATE") specified in such notice, which date shall be no earlier than 30 days and no later

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than 60 days from the date such notice is mailed, pursuant to the procedures described in Section 3.08.

               (b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

                       (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                       (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

                       (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

               (c) The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

               (d) The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (e) Notwithstanding anything to the contrary in this Section 4.14, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15.  [INTENTIONALLY OMITTED]

Section 4.16.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

               The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Investment made as of the time of such designation and that designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred

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at the beginning of the four-quarter reference period; and (ii) no Default or
Event of Default would be in existence following such designation.

Section 4.17.  PAYMENTS FOR CONSENT.

               DigitalNet Holdings and the Issuer will not, and the Issuer will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  ADDITIONAL NOTE GUARANTEES.

               (a) If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of this Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture in the form of Exhibit F within 30 Business Days of the date on which it was acquired or created. If any of the Issuer's existing or future Foreign Subsidiaries Guarantee any other Indebtedness of the Issuer or any Domestic Subsidiary, then that Foreign Subsidiary must become a Guarantor and execute a supplemental indenture in the form of Exhibit F hereto within 30 Business Days of the date on which it enters into such Guarantee. If DigitalNet Holdings acquires or creates any Subsidiary and such Subsidiary acquires any Equity Interests of the Issuer, then DigitalNet Holdings must cause such Subsidiary to become a Guarantor (on terms identical to the Guarantee of DigitalNet Holdings) and execute a supplemental indenture in the form of Exhibit F hereto 30 Business Days of the date on which it acquired such Equity Interests of the Issuer.

               (b) Notwithstanding the preceding paragraph, any Note Guarantee executed by a Subsidiary of the Issuer may provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described under Section 10.05 hereof.

Section 4.19.  SALE AND LEASEBACK TRANSACTIONS.

               (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Issuer or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                       (i) the Issuer or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09;

                       (ii) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

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                       (iii)  the transfer of assets in that sale and leaseback
               transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance, with Section 4.10.

                                  ARTICLE FIVE
                                   SUCCESSORS

Section 5.01.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

               (a) The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                       (i) either: (A) the Issuer is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                       (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                       (iii) immediately after such transaction no Default or Event of Default exists; and

                       (iv) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
               Section 4.09(a) or (B) have a Fixed Charge Coverage Ratio that exceeds the Issuer's Fixed Charge Coverage Ratio for the applicable four-quarter period determined without giving pro forma effect to such transaction.

               (b) The Issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to (a) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries or (b) a merger of the Issuer into an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

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Section 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

               Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Issuer" shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; PROVIDED, HOWEVER, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE SIX
                              DEFAULTS AND REMEDIES

Section 6.01.  EVENTS OF DEFAULT.

               (a)     Each of the following is an "EVENT OF DEFAULT":

                       (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

                       (ii) default in payment when due of the principal of, or premium, if any, on the Notes;

                       (iii) failure by the Issuer or any of the Issuer's Restricted Subsidiaries to comply with the provisions described under Sections 4.10, 4.14, 5.01 or 10.04;

                       (iv) failure by DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer or any of the Issuer's Restricted Subsidiaries for 30 days after notice to comply with any of the other agreements in this Indenture;

                       (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                              (A) is caused by a failure to pay at maturity (after giving effect to the expiration of any applicable grace period, a "PAYMENT DEFAULT"); or

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                              (B)    results in the acceleration of such
                       Indebtedness prior to its express maturity,

               and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                       (vi) failure by DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer or any of its Restricted Subsidiaries to pay final judgments (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                       (vii) except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

                       (viii) DigitalNet Holdings, any Subsidiary of DigitalNet
               Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer pursuant to or within the meaning of Bankruptcy Law:

                              (A)    commences a voluntary case,

                              (B)    consents to the entry of an order for
                       relief against it in an involuntary case,

                              (C) makes a general assignment for the benefit of its creditors, or

                              (D) consents to the appointment of a custodian of any such entity or for all or substantially all of its property; and

                       (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer, in an involuntary case; or

                       (B) appoints a custodian of DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer or for all or

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               substantially all of the property of DigitalNet Holdings, any
               Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer, or

                       (C) orders the liquidation of DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer;

               and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  ACCELERATION.

               (a)     In the case of an Event of Default specified in clauses
(viii) or (ix) of Section 6.01 hereof, with respect to DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default.

               (b) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to Section 3.07(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in Section 3.07(b) hereof shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03.  OTHER REMEDIES.

               (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest, and Liquidated Damages, if any, with respect to, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

               (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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Section 6.04.  WAIVER OF PAST DEFAULTS.

               (a) Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes; PROVIDED, HOWEVER that the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration pursuant to Section 6.02 hereof, and its consequences.

               (b) The Issuer shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to any such waiver and attaching copies of such consents. In case of any such waiver, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This
Section 6.04 and Section 9.02 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  CONTROL BY MAJORITY.

               Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, subject to Section 7.01, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  LIMITATION ON SUITS.

               (a) A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

               (i) the Holder gives the Trustee written notice of a continuing Event of Default;

               (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any costs, liability or expense that might be incurred by it in connection with the request or direction;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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               (v)     during such 60-day period, the Holders of a majority in
          aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

               (b) A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest on, and Liquidated Damages, if any, with respect to, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 6.01(a)(i) or (a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall

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be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  PRIORITIES.

               (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Liquidated Damages, if any, respectively; and

               Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

               (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  UNDERTAKING FOR COSTS.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

                                  ARTICLE SEVEN
                                     TRUSTEE

Section 7.01. DUTIES OF TRUSTEE. Except to the extent, if any, provided otherwise in the Trust Indenture Act of 1939 (as from time to time in effect):

               (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b)     Except during the continuance of an Event of Default:

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               (i)     the duties of the Trustee shall be determined solely by
     the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, costs, liability or expense that might be incurred by it in connection with the request or direction.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  CERTAIN RIGHTS OF TRUSTEE.

               (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion

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of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

               (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

               (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02 hereof, and such notice references the Notes.

Section 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (as in effect at such time), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  TRUSTEE'S DISCLAIMER.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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Section 7.05.  NOTICE OF DEFAULTS.

               If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, interest or Liquidated Damages on any Note, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is not adverse to the interests of the Holders of the Notes.

Section 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

               (a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

               (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.  COMPENSATION AND INDEMNITY.

               (a) The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Issuer. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               (b) The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Issuer or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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               (c)     The obligations of the Issuer under this Section 7.07
shall survive the satisfaction and discharge of this Indenture and resignation of removal of the Trustee.

               (d) To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

               (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) and (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

               (f)     The Trustee shall comply with the provisions of TIA
Section 313(b)(2) to the extent applicable.

Section 7.08.  REPLACEMENT OF TRUSTEE.

               (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

               (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

               (i)     the Trustee fails to comply with Section 7.10 hereof;

               (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (iii) a custodian or public officer takes charge of the Trustee or its property; or

               (iv)    the Trustee becomes incapable of acting.

               (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

               (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

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               (e)     If the Trustee, after written request by any Holder who
has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

               If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

Section 7.10.  ELIGIBILITY; DISQUALIFICATION.

               There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition.

               This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER.

               The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The Trustee hereby waives any right to set-off any claim that it may have against the Issuer in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Issuer held by the Trustee; PROVIDED, HOWEVER, that if the Trustee is or becomes a lender of any other Indebtedness permitted hereunder to be PARI PASSU with the Notes, then such waiver shall not apply to the extent of such Indebtedness.

                                  ARTICLE EIGHT
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

               The Issuer may, at the option of the Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof

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be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

               Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

               (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due,

               (b)     the Issuer's obligations with respect to such Notes under
Article 2 concerning issuing temporary Notes, registration of Notes and mutilated, destroyed, lost or stolen Notes and the Issuer's obligations under
Section 4.02 hereof,

               (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith and

               (d)     this Article 8.

               Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03.  COVENANT DEFEASANCE.

               Upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations contained in Sections 4.03, 4.04(a), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.16, 4.17, 4.18 and 4.19 hereof and the operation of Section 5.01(a)(iv) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such specified Sections, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this

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purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such specified Section or by reason of any reference in any such specified Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(iii) through (vii) shall not constitute Events of Default.

Section 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

               The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

               (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay the principal of, and interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

               (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or
          (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (iv) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

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               (v)     such Legal Defeasance or Covenant Defeasance will not
          result in a breach or violation of, or constitute a default under, any material agreement or instrument to which DigitalNet Holdings, the Issuer or any of the Issuer's Subsidiaries is a party or by which DigitalNet Holdings, the Issuer or any of the Issuer's Subsidiaries is bound;

               (vi) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that the Trustee and each Holder is not an "insider" of the Issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the avoidance as a preference in bankruptcy or insolvency of the Issuer, DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns Equity Interests of the Issuer or any Subsidiary of the Issuer;

               (vii) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others;

               (viii) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

               (ix) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance in this Indenture have been complied with.

Section 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

               (a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

               (b) The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

               (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the

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opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  REPAYMENT TO THE ISSUER.

               Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07.  REINSTATEMENT.

               If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof and, in the case of a Legal Defeasance, the Guarantors' obligations under their respective Note Guarantees shall be revised and reinstated as though no deposit had occurred pursuant to Section
8.02 hereof, in each case until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

               (a) Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors, and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                       (i) to cure any ambiguity, omission, defect or inconsistency;

                       (ii) to add additional Guarantees with respect to the Notes;

                       (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

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                       (iv)   to provide for the assumption of the Issuer's or
               any Guarantor's obligations to the Trustee and to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets;

                       (v) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

                       (vi) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                       (vii) to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

                       (viii) to provide for the issuance of Additional Notes in
               accordance with the terms of this Indenture.

               (b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of any documents requested under Section 7.02(b) hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

               (a) Except as otherwise provided in this Section 9.02, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

               (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or its duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; PROVIDED that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

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               (c)     Upon the request of the Issuer accompanied by a
resolution of its Board of Directors authorizing the execution of any such amendment or supplement to this Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

               (d) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               (e) After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of at least a majority in principal amount of Notes then outstanding (including Additional Notes, if any) may waive compliance in a particular instance by the Issuer with any provision of this Indenture, or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                       (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                       (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

                       (iii) reduce the rate of or change the time for payment of interest on any Note;

                       (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                       (v)    make any Note payable in money other than U.S.
               dollars;

                       (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

                       (vii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

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                       (viii) impair the right to institute suit for the
               enforcement of any payment on or with respect to the Notes or the Note Guarantees;

                       (ix) after an Asset Sale or a Change of Control has occurred, amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 4.10 or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.14, including, in each case, amending, changing or modifying any definition relating thereto;

                       (x) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Issuer or any Guarantor of any of their rights or obligations under this Indenture; or

                       (xi) make any change in the preceding amendment and waiver provisions.

Section 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

               Every amendment or supplement to this Indenture or the Notes shall be set forth in a document that complies with the TIA as then in effect.

Section 9.04.  REVOCATION AND EFFECT OF CONSENTS.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

               (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

               (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

               The Trustee shall sign any amendment or supplement to this Indenture or any Note authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an

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amendment or supplemental Indenture or Note until its Board of Directors approves it. In executing any amendment or supplement or Note, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE TEN
                                 NOTE GUARANTEES

Section 10.01.  GUARANTEE.

               (a) Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of, this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

               (b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06 hereof, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

               (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to any of the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

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               (d)     Each Guarantor agrees that it shall not be entitled to
any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. LIMITATION ON GUARANTOR LIABILITY.

               Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

               (a) To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

               (b) Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

               (c) If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

               (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

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               (e)     If required by Section 4.18 hereof, the Issuer shall
cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 4.18 hereof and this Article Ten, to the extent applicable.

Section 10.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

               (a) DigitalNet Holdings or any Subsidiary of DigitalNet Holdings that owns any Equity Interests of the Issuer may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not DigitalNet Holdings or such Subsidiary of DigitalNet Holdings is the surviving Person), another Person unless:

                       (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                       (ii) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of DigitalNet Holdings or such Subsidiary of DigitalNet Holdings under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee.

               (b) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than the Issuer or another Subsidiary Guarantor, unless:

                       (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                       (ii)   either:

                              (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                              (B)  such sale or other disposition complies with
                       Section 4.10 hereof, including the application of the Net Proceeds therefrom.

                              (C) In case of any such consolidation, merger, sale or conveyance governed by Section 10.04(b)(ii)(A), upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual

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                       performance of all of the covenants and conditions of
                       this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

               In addition, none of DigitalNet Holdings, any Subsidiary of DigitalNet Holdings that owns any Equity Interests of the Issuer or any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 10.04 will not apply to (a) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and any of its Restricted Subsidiaries or (b) a merger of the Issuer into an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

Section 10.05. RELEASE OF SUBSIDIARY GUARANTOR.

               (a) Any Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor complies with
Section 4.10 hereof; (ii) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Issuer, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with
Section 4.10; or (iii) if the Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture. Upon delivery by the Issuer to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 10.05 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

               (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

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                                 ARTICLE ELEVEN
                           SATISFACTION AND DISCHARGE

Section 11.01. SATISFACTION AND DISCHARGE.

               (a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

                       (i)    either:

                              (A)  all Notes that have been authenticated
                       (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

                              (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

                       (ii) in the case of Section 11.01(a)(i)(B), no Default or Event of Default shall have occurred and be continuing on the date of any deposit referred to in clause (a)(i)(B) or shall occur as a result of such deposit;

                       (iii) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                       (iv) in the case of Section 11.01(a)(i)(B), the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

               (b) In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

               (c) Notwithstanding the above, the Trustee shall pay to the Issuer from time to time upon its request any cash or Government Securities held by it as provided in this section which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof

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that would then be required to be deposited to effect a satisfaction and discharge under this Article Eleven.

Section 11.02. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
               OTHER MISCELLANEOUS PROVISIONS.

               Subject to Section 11.03 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. REPAYMENT TO THE ISSUER.

               Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

Section 12.01. TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. NOTICES.

               (a) Any notice or communication by the Issuer or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

               If to the Issuer or any Guarantor:

               DigitalNet Holdings, Inc.
               2525 Network Place
               Herndon, Virginia

               Facsimile:  703-563-7616

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               Attention:  Jack Pearlstein


               With copies to:

               Fried, Frank, Harris, Shriver & Jacobson
               1001 Pennsylvania Avenue, N.W.
               Washington, D.C. 20004

               Facsimile:  202-639-7008
               Attention:  Lawrence P. Bard, Esq.


               If to the Trustee:
               Wells Fargo Bank Minnesota, National Association
               Corporate Trust Services
               213 Court Street - Suite 703
               Middletown, CT 06457

               Phone:  860-704-6217
               Facsimile:  860-704-6219
               Attention:  Joseph P. O'Donnell

               (b) The Issuer, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

               (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               (f) If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

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Section 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

               Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else furnishing information pursuant to TIA Section 312 shall have the protection of TIA Section 312(c).

Section 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               (a) Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the
Trustee:

               (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

               (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon and Officers' Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

               (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

               (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

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Section 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

               No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. GOVERNING LAW.

               THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

Section 12.09. CONSENT TO JURISDICTION.

               Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby ("RELATED PROCEEDINGS") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11. SUCCESSORS.

               All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.04.

Section 12.12. SEVERABILITY.

               In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Section 12.13. COUNTERPART ORIGINALS.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14. ACTS OF HOLDERS.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 12.14. For purposes of this Indenture, any Act by Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) Notwithstanding anything to the contrary contained in this Section 12.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04 hereof.

               (d) If the Issuer shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 hereof and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or

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after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

               (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

               (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 12.15. BENEFIT OF INDENTURE.

               Nothing, in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16.  TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

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               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                                            DIGITALNET, INC.

                                            By: /s/ Ken S. Bajaj
                                               -------------------------------
                                               Name: Ken S. Bajaj
                                               Title: President, Chief Executive
                                               Officer and Chairman of the Board
                                               of Directors

                                            DIGITALNET HOLDINGS, INC.

                                            By: /s/ Ken S. Bajaj
                                               -------------------------------
                                               Name: Ken S. Bajaj
                                               Title: President, Chief Executive
                                               Officer and Chairman of the Board
                                               of Directors


                                            DIGITAL GOVERNMENT SOLUTIONS, LLC

                                            By: /s/ Ken S. Bajaj
                                               -------------------------------
                                               Name: Ken S. Bajaj
                                               Title: Chief Executive Officer
                                               and Chairman of the Board of
                                               Managers

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee

                                            By: /s/ Joseph P. O'Donnell
                                               -------------------------------
                                               Name: Joseph P. O'Donnell
                                               Title: Corporate Trust Officer